                                                                    Exhibit 3.43

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                          ARTICLES OF ORGNIZATION OF A
                       DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.   The name of the limited liability company is

     Neighborhoods V, LLC
     (The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.", "LC", "L.L.C." or "LLC")

2.   A.   The name of the limited liability company's initial registered agent is

     Stuart M. Ginsberg

     B.   The registered agent is (mark appropriate box)

          (1)  an INDIVIDUAL who is a resident of Virginia AND

               [ ]  a member or manager of the limited liability company

               [ ] an officer or director of a corporate member/manager of the limited liability company

               [ ] a general partner of a general or limited partnership that is a member or manager of the limited liability company

               [ ] a trustee of a trust that is a member or manager of the limited liability company

               [x]  a member of the Virginia State Bar

                                       OR

          (2) [ ] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transaction business in Virginia.

3. The limited liability company's initial registered office address, which is identical to the business office of the initial registered agent, is:

     1881 Campus Commons Drive, Suite 101
     (number/street)

         Reston                               VA                           20191
     (city or town)                                                        (zip)

     which is located in the [ ] OR [x] county of Fairfax

4.   The limited liability company's principal office is located at

     1881 Campus Commons Drive, Suite 101
     (number/street)

         Reston                               VA                           20191
     (city or town)                                                        (zip)

5.   Signature:


     /s/ Stuart M. Ginsberg             7/14/04
     --------------------------------   ----------------------------------------
     (organizer)                        (date)

     Stuart M. Ginsberg                 (703) 715-5811
     --------------------------------   ----------------------------------------
     (printed name)                     (telephone number (optional))

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